Exhibit 99

News Release

CONTACT:	Scott Anthony – Investor Relations
(770) 989-3105

Laura Asman – Media Relations
(770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.

REPORTS SECOND-QUARTER 2006 RESULTS

•	Second quarter EPS totaled 71 cents. EPS was 57 cents after adjusting for items affecting comparability.

•	New product introductions and strong marketplace execution generated volume growth of 2 1/2 percent in both North America and Europe.

•	CCE affirms full year earnings and free cash flow guidance.

ATLANTA, July 27, 2006 – Coca-Cola Enterprises (NYSE: CCE) today reported second-quarter 2006 net income of $339 million, or 71 cents per diluted share. Results for the quarter include expense related to the impact of FAS 123R (expensing of stock options), previously announced restructuring charges and favorable tax items. Excluding these items, second-quarter 2006 net income was $273 million or 57 cents per diluted share.

	Second Quarter		First Six Months
	2006	2005	2006	2005
Reported Earnings per Diluted Common Share	$0.71	$0.70	$0.74	$0.80
Net Favorable Tax Items	(0.15)	(0.07)	(0.15)	(0.08)
HFCS Litigation Settlement Proceeds	—	(0.06)	—	(0.06)
Gain on Asset Sale	—	(0.01)	—	(0.01)
Restructuring Charges	0.01	0.01	0.07	0.01
Loss on Equity Securities	—	0.01	—	0.01
FAS 123R	—	(0.02)	—	(0.03)

Comparable Diluted Net Income Per Share (a)	$0.57	$0.56	$0.66	$0.64

(a)    This non-GAAP financial information is provided to allow investors to more clearly evaluate operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.

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Solid volume and pricing growth in North America and the positive impact of our efforts to stabilize our European business were the primary operating factors contributing to second-quarter results. Comparable operating income increased 4 percent for the second quarter, while reported operating income declined 7 percent. Foreign currency translations contributed approximately  1/2 percent to operating income growth for the second quarter, but did not have a material impact on EPS.

“Our performance in both North America and Europe reflects the solid execution of current operating plans and creates an excellent starting point for our work to create sustained growth in our profitability,” said John F. Brock, president and chief executive officer. “Our most important responsibility is to generate improving levels of operating performance on a consistent basis, enabling us to achieve the strong financial returns necessary to drive increasing value for our shareowners.”

Consolidated physical case bottle and can volume increased 2 1/2 percent on a comparable basis, and net pricing per case was up 1 1/2 percent. Cost of sales per case grew 2 1/2 percent, reflecting moderate increases in both packaging and ingredient costs. Both pricing and cost of sales results exclude the effects of currency translations. Pages 10 through 12 of this release provide a reconciliation of reported and comparable operating results.

North American Results

Volume in North America grew 2 1/2 percent for the quarter driven by double digit growth in water and the benefits of new product introductions on our carbonated soft drink (CSD) performance. CSD volume grew  1/2 percent, benefiting from

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favorable consumer response to Vault, Black Cherry Vanilla Coca-Cola, and continued strong sales of Full Throttle and RockStar energy drinks. Net pricing per case increased 2 percent in the quarter, in line with management expectations.

“The primary factors that enabled us to achieve this balanced growth – strong marketplace execution, innovative brands and products, and improved operating efficiency – are the keys to creating sustained, long-term profit growth in North America,” Mr. Brock said.

“To enhance this growth going forward, it is essential that we maximize the benefit of our strong system resources, including our powerful direct store delivery system, and ensure that our product portfolio is responsive to changing consumer demands.”

European Results

Our work to stabilize business trends in Europe resulted in volume growth of 2 1/2 percent as we benefited from strong field level execution, marketing initiatives such as World Cup activation, and the initial volume created by the introduction of Coca-Cola Zero in Great Britain. World Cup marketing efforts reached unprecedented levels, both in Great Britain and on the Continent, driving greatly improved product visibility. The introduction of non-refillable packaging in the Netherlands also continues to have a positive impact on our business, with future consumption volume in this market up in a mid-single digit range.

“The extremely successful work of our European team to seize opportunities created by the World Cup demonstrates the importance of strong marketplace execution as we work to restore consistent, profitable growth,” Mr. Brock said. “Our focus now turns to maximizing the significant potential of Coke Zero, which was introduced during June in Great Britain and will launch in Belgium in August.

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“Our business in Europe remains very profitable, and we are optimistic about our long-term growth potential. However, we recognize the challenges created by a combination of changing consumer tastes and a rapidly evolving retail environment,” said Mr. Brock. “To respond to these changing dynamics, we will continue to focus on three essential elements of our business: creating a diverse product portfolio, improving operating efficiency, and enabling even stronger marketplace execution.”

Full-Year 2006 Outlook

Management continues to expect full-year comparable 2006 earnings per diluted common share in a range of $1.27 to $1.32. This range excludes restructuring charges and favorable tax items, and includes stock option expense. Reported 2006 results are expected to include approximately $60 million (9 cents per diluted share) of previously announced restructuring charges as well as the favorable tax items detailed in this release. Free cash flow from operations less capital spending is expected to total more than $700 million, with capital spending of approximately $1 billion.

CCE will webcast its second-quarter conference call with analysts and investors live over the Internet today at 10:00 a.m. ET. The call can be accessed through our Web site at www.cokecce.com.

Coca-Cola Enterprises Inc. is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

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Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties statements found under Item 1 of Part I in our 2005 Annual Report, and under Item 1A of Part II in our first-quarter 2006 Form 10-Q.

# # #

COCA-COLA ENTERPRISES INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; In Millions, Except Per Share Data)

	Second Quarter
	2006 (a)	2005 (b)	Change
Net Operating Revenues	$5,467	$5,138	6%

Cost of Sales	3,291	3,018	9%

Gross Profit	2,176	2,120	3%

Selling, Delivery, and Administrative Expenses	1,637	1,538	6%

Operating Income	539	582	(7)%

Interest Expense, Net	161	157

Other Nonoperating Income (Expense), Net	3	(8)

Income Before Income Taxes	381	417

Income Tax Expense	42	84

Net Income	$339	$333

Basic Weighted Average Common Shares Outstanding	474	471

Basic Net Income Per Share (c)	$0.71	$0.71

Diluted Weighted Average Common Shares Outstanding	480	475

Diluted Net Income Per Share (c)	$0.71	$0.70

(a)	Second quarter of 2006 net income includes net favorable items totaling $66 million , or 14 cents per diluted common share. See page 10 of this earnings release for a list of these items.

(b)	Second quarter of 2005 net income includes net favorable items totaling $59 million , or 12 cents per diluted common share. See page 10 of this earnings release for a list of these items.

(c)	Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; In Millions, Except Per Share Data)

	Six Months
	2006 (a)	2005 (b)	Change

Net Operating Revenues	$9,800	$9,341	5%

Cost of Sales	5,887	5,536	6%

Gross Profit	3,913	3,805	3%

Selling, Delivery, and Administrative Expenses	3,198	3,003	6%

Operating Income	715	802	(11)%

Interest Expense, Net	313	314

Other Nonoperating Income (Expense), Net	3	(9)

Income Before Income Taxes	405	479

Income Tax Expense	50	100

Net Income	$355	$379

Basic Weighted Average Common Shares Outstanding	474	471

Basic Net Income Per Share (c)	$0.75	$0.80

Diluted Weighted Average Common Shares Outstanding	479	475

Diluted Net Income Per Share (c)	$0.74	$0.80

(a)	First six months of 2006 net income includes net favorable items totaling $39 million , or 8 cents per diluted common share. See page 11 of this earnings release for a list of these items.

(b)	First six months of 2005 net income includes net favorable items totaling $60 million , or 13 cents per diluted common share. See page 11 of this earnings release for a list of these items.

(c)	Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; In Millions)

	June 30, 2006	December 31, 2005
ASSETS
Current:

Cash and cash equivalents	$161	$107

Trade accounts receivable, net	2,442	1,802

Inventories	1,018	786

Current deferred income tax assets	284	313

Prepaid expenses and other current assets	405	387

Total Current Assets	4,310	3,395

Property, plant, and equipment, net	6,601	6,560

Goodwill	601	578

Franchise license intangible assets, net	14,219	13,832

Customer distribution rights and other noncurrent assets, net	1,011	992

	$26,742	$25,357

LIABILITIES AND SHAREOWNERS’ EQUITY
Current:

Accounts payable and accrued expenses	$2,649	$2,639

Amounts payable to The Coca-Cola Company, net	254	180

Deferred cash receipts from The Coca-Cola Company	59	83

Current portion of debt	961	944

Total Current Liabilities	3,923	3,846

Debt, less current portion	9,847	9,165

Retirement and insurance programs and other long-term obligations	1,346	1,309

Deferred cash receipts from The Coca-Cola Company, less current	213	246

Long-term deferred income tax liabilities	5,220	5,106

Amounts payable to The Coca-Cola Company	29	42

Shareowners’ equity	6,164	5,643

	$26,742	$25,357

COCA-COLA ENTERPRISES INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Millions)

	Six Months Ended
	June 30, 2006	July 1, 2005
Cash Flows From Operating Activities

Net income	$355	$379

Adjustments to reconcile net income to net cash derived from operating activities:

Depreciation and amortization	497	514

Net change in customer distribution rights	21	20

Share-based compensation expense	31	14

Excess tax benefits from share-based payment arrangements	(1)	-

Deferred funding income from The Coca-Cola Company	(57)	(23)

Deferred income tax expense	19	48

Pension expense (less) greater than retirement plan contributions	(49)	76

Net changes in assets and liabilities, net of acquisition amounts	(556)	(611)

Other changes, net	(71)	(28)

Net cash derived from operating activities	189	389

Cash Flows From Investing Activities

Capital asset investments	(420)	(398)

Capital asset disposals	18	36

Acquisition of bottling operations, net of cash acquired	(102)	-

Net cash used in investing activities	(504)	(362)

Cash Flows From Financing Activities

Increase in commercial paper, net	224	302

Issuances of debt	721	299

Payments on debt	(548)	(579)

Dividend payments on common stock	(57)	(38)

Exercise of employee share options	23	18

Excess tax benefits from share-based payment arrangements	1	-

Net cash derived from financing activities	364	2

Net effect of exchange rate changes on cash and cash equivalents	5	(11)

Net Change In Cash and Cash Equivalents	54	18

Cash and Cash Equivalents at Beginning of Period	107	155

Cash and Cash Equivalents at End of Period	$161	$173

COCA-COLA ENTERPRISES INC.

RECONCILIATION OF GAAP TO NON-GAAP

(Unaudited; In millions, except per share data which is calculated prior to rounding)

	Second-Quarter 2006
Reconciliation of Income (a)		Items Impacting Comparability

	Reported (GAAP)	Net Favorable Tax Items	HFCS Litigation Settlement Proceeds	Gain on Asset Sale	Restructuring Charges	Loss on Equity Securities	SFAS 123R Expense (b)	Comparable (non-GAAP)
Net Operating Revenues	$5,467	-	-	-	-	-	-	$5,467
Cost of Sales	3,291	-	-	-	-	-	-	3,291
Gross Profit	2,176	-	-	-	-	-	-	2,176
Selling, Delivery, and Administrative Expenses	1,637	-	-	-	(8)	-	-	1,629
Operating Income	539	-	-	-	8	-	-	547
Interest Expense, Net	161	-	-	-	-	-	-	161
Other Nonoperating Income (Expense), Net	3	-	-	-	-	-	-	3
Income Before Income Taxes	381	-	-	-	8	-	-	389
Income Tax Expense	42	71	-	-	3	-	-	116
Net Income	$339	(71)	-	-	5	-	-	$273
Diluted Net Income Per Share	$0.71	$(0.15)	$-	$-	$0.01	$-	$-	$0.57

	Second-Quarter 2005
Reconciliation of Income (a)		Items Impacting Comparability

	Reported (GAAP)	Net Favorable Tax Items	HFCS Litigation Settlement Proceeds	Gain on Asset Sale	Restructuring Charges	Loss on Equity Securities	SFAS 123R Expense (b)	Comparable (non-GAAP)
Net Operating Revenues	$5,138	-	-	-	-	-	-	$5,138
Cost of Sales	3,018	-	48	-	-	-	-	3,066
Gross Profit	2,120	-	(48)	-	-	-	-	2,072
Selling, Delivery, and Administrative Expenses	1,538	-	-	7	(8)	-	11	1,548
Operating Income	582	-	(48)	(7)	8	-	(11)	524
Interest Expense, Net	157	-	-	-	-	-	-	157
Other Nonoperating Income (Expense), Net	(8)	-	-	-	-	7	-	(1)
Income Before Income Taxes	417	-	(48)	(7)	8	7	(11)	366
Income Tax Expense	84	34	(18)	(3)	3	3	(4)	99
Net Income	$333	(34)	(30)	(4)	5	4	(7)	$267
Diluted Net Income Per Share	$0.70	$(0.07)	$(0.06)	$(0.01)	$0.01	$0.01	$(0.02)	$0.56

(a)

These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

(b)

On January 1, 2006, we adopted SFAS 123R and applied the modified prospective transition method. Under this method, we did not restate any prior periods. During the second quarter of 2006, we recorded additional compensation expense of $9 million (pretax), as a result of adopting SFAS 123R. If our share-based payment awards had been accounted for under SFAS 123R during the second quarter of 2005, our compensation expense would have been higher by approximately $11 million (pretax).

COCA-COLA ENTERPRISES INC.

RECONCILIATION OF GAAP TO NON-GAAP

(Unaudited; In millions, except per share data which is calculated prior to rounding)

	First Six-Months 2006
Reconciliation of Income (a)		Items Impacting Comparability
	Reported (GAAP)	Net Favorable Tax Items	HFCS Litigation Settlement Proceeds	Gain on Asset Sale	Restructuring Charges	Loss on Equity Securities	SFAS 123R Expense (b)	Comparable (non-GAAP)
Net Operating Revenues	$9,800	-	-	-	-	-	-	$9,800
Cost of Sales	5,887	-	-	-	-	-	-	5,887
Gross Profit	3,913	-	-	-	-	-	-	3,913
Selling, Delivery, and Administrative Expenses	3,198	-	-	-	(47)	-	-	3,151
Operating Income	715	-	-	-	47	-	-	762
Interest Expense, Net	313	-	-	-	-	-	-	313
Other Nonoperating Income (Expense), Net	3	-	-	-	-	-	-	3
Income Before Income Taxes	405	-	-	-	47	-	-	452
Income Tax Expense	50	70	-	-	16	-	-	136
Net Income	$355	(70)	-	-	31	-	-	$316
Diluted Net Income Per Share	$0.74	$(0.15)	$-	$-	$0.07	$-	$-	$0.66

	First Six-Months 2005
Reconciliation of Income (a)		Items Impacting Comparability
	Reported (GAAP)	Net Favorable Tax Items	HFCS Litigation Settlement Proceeds	Gain on Asset Sale	Restructuring Charges	Loss on Equity Securities	SFAS 123R Expense (b)	Comparable (non-GAAP)
Net Operating Revenues	$9,341	-	-	-	-	-	-	$9,341
Cost of Sales	5,536	-	48	-	-	-	-	5,584
Gross Profit	3,805	-	(48)	-	-	-	-	3,757
Selling, Delivery, and Administrative Expenses	3,003	-	-	7	(8)	-	25	3,027
Operating Income	802	-	(48)	(7)	8	-	(25)	730
Interest Expense, Net	314	-	-	-	-	-	-	314
Other Nonoperating Income (Expense), Net	(9)	-	-	-	-	7	-	(2)
Income Before Income Taxes	479	-	(48)	(7)	8	7	(25)	414
Income Tax Expense	100	35	(18)	(3)	3	3	(9)	111
Net Income	$379	(35)	(30)	(4)	5	4	(16)	$303
Diluted Net Income Per Share	$0.80	$(0.08)	$(0.06)	$(0.01)	$0.01	$0.01	$(0.03)	$0.64

(a)

These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

(b)

On January 1, 2006, we adopted SFAS 123R and applied the modified prospective transition method. Under this method, we did not restate any prior periods. During the first six months of 2006, we recorded additional compensation expense of $17 million (pretax), as a result of adopting SFAS 123R. If our share-based payment awards had been accounted for under SFAS 123R during the first six months of 2005, our compensation expense would have been higher by approximately $25 million (pretax).

Coca-Cola Enterprises Inc.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited; In millions)

Reconciliation of Key Operating Information	Second-Quarter 2006 Versus Second-Quarter 2005			First Six-Months 2006 Versus First Six-Months 2005
	Consolidated	North America	Europe	Consolidated	North America	Europe
Net Revenues Per Case
Change in Net Revenues per Case	3.0%	4.5%	1.0%	2.5%	4.5%	(2.5)%
Impact of Belgium Excise Tax Change	0.0%	0.0%	0.5%	0.0%	0.0%	0.5%
Impact of Customer Marketing and Other Promotional Adjustments	0.0%	0.0%	0.5%	0.0%	0.0%	0.0%
Impact of Excluding Post Mix Sales, Agency Sales and Other Revenue	(1.0)%	(1.5)%	(0.5)%	(0.5)%	(1.0)%	0.0%
Bottle and Can Net Pricing Per Case (a)	2.0%	3.0%	1.5%	2.0%	3.5%	(2.0)%
Impact of Currency Exchange Rate Changes	(0.5)%	(1.0)%	0.0%	0.5%	(1.0)%	3.5%
Currency-Neutral Bottle and Can Net Pricing per Case (c)	1.5%	2.0%	1.5%	2.5%	2.5%	1.5%

Cost of Sales Per Case
Change in Cost of Sales per Case	6.0%	7.5%	2.0%	4.0%	7.0%	(2.0)%
Impact of Belgium Excise Tax Change	0.5%	0.0%	1.0%	0.5%	0.0%	1.0%
Impact of HFCS Litigation Settlement Proceeds in 2005	(1.5)%	(2.0)%	0.0%	(1.0)%	(1.5)%	0.0%
Impact of Excluding Bottle and Can Marketing Credits and Jumpstart Funding	0.5%	1.0%	(0.5)%	0.5%	1.5%	(0.5)%
Impact of Excluding Post Mix Sales, Agency Sales and Other Revenue	(2.0)%	(2.5)%	(0.5)%	(1.5)%	(2.0)%	0.0%
Bottle and Can Cost of Sales Per Case (b)	3.5%	4.0%	2.0%	2.5%	5.0%	(1.5)%
Impact of Currency Exchange Rate Changes	(1.0)%	(1.0)%	0.0%	0.5%	(1.0)%	3.5%
Currency-Neutral Bottle and Can Cost of Sales per Case (c)	2.5%	3.0%	2.0%	3.0%	4.0%	2.0%

Physical Case Bottle and Can Volume
Change in Volume	3.0%	3.0%	2.5%	2.5%	2.5%	2.0%
Impact of Acquisitions	(0.5)%	(0.5)%	0.0%	(0.5)%	(0.5)%	0.0%
Comparable Bottle and Can Volume (d)	2.5%	2.5%	2.5%	2.0%	2.0%	2.0%

	First Six Months		Full-Year 2006 Forecast
Reconciliation of Free Cash Flow (e)	2006	2005
Net Cash From Operating Activities	$189	$389	$1,700 (Approx.)
Less: Capital Asset Investments	(420)	(398)	(1,000) (Approx.)
Add: Capital Asset Disposals	18	36	-

Free Cash Flow	$(213)	$27	More Than $700

Reconciliation of Net Debt (f)	June 30, 2006	December 31, 2005
Current Portion of Debt	$961	$944
Debt, Less Current Portion	9,847	9,165
Less: Cash and Cash Equivalents	(161)	(107)

Net Debt	$10,647	$10,002

(a)

The non-GAAP financial measure “Bottle and Can Net Pricing per Case” is used to more clearly evaluate bottle and can pricing trends in the marketplace. The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment. Our bottle and can sales accounted for approximately 90 percent of our net revenues during the second quarter and first six months of 2006.

(b)

The non-GAAP financial measure “Bottle and Can Cost of Sales per Case” is used to more clearly evaluate cost trends for bottle and can products. The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an understanding of the change in bottle and can ingredient and packaging costs.

(c)

The non-GAAP financial measures “Currency-Neutral Bottle and Can Net Pricing per Case” and “Currency-Neutral Bottle and Can Cost of Sales per Case” are used to remove the impact of currency exchange rate changes on our operations.

(d)	“Comparable Bottle and Can Volume” excludes the impact of acquisitions. The measure is used to analyze the performance of our business on a constant territory basis.

(e)	The non-GAAP measure “Free Cash Flow” is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchases, and acquisition opportunities.

(f)	The non-GAAP measure “Net Debt” is used to more clearly evaluate our capital structure and leverage.

Coca-Cola Enterprises

2006 Guidance

Projection

Volume Growth North America Europe	Approx. 1% to 2% Approx. 1% to 2% Approx. 1% to 2%

Pricing Per Case Growth (includes mix benefit) North America Europe	Approx. 2% to 3% Approx. 2% to 3% Approx. 2%

Cost of Goods Per Case Growth (includes mix impact)	Approx. 3%

Operating Expense Growth (Comparable) (including stock option expense)	Approx. 3% to 4%

Operating Income Growth (Comparable)	Approx. 4% to 5%

Capital Expenditures	Approx. $1 billion

Interest Expense	Approx. $625 million

Effective Tax Rate	Approx. 30%

2006 Diluted EPS (Comparable) (including stock option expense)	$1.27 to $1.32

Diluted Common Shares	Approx. 480 million

All per case changes are currency neutral.